Exhibit 4.298

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No 134773 dated August 31, 2012

For the provision of

local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services

This license is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

August 31, 2017

This license is granted on the basis of the decision of the licensing authority - Order No. 580-pcч of August 28, 2015

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 071550

Annex to License No. 134773 **

License requirements

1. Mobile TeleSystems Public Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS PJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 31.08.2012.

3. The Licensee shall provide communication services under the license only in the territory of the following regions of the Russian Federation:

the Tyumen Region;

the Yamalo-Nenets Autonomous District.

4. The Licensee under this license shall provide the following services to the subscriber *:

a) access to Communication network of the Licensee;

b) subscriber line for for permanent use;

c) of local telephone connections for:

voice transmission;

facsimile transmission;

data transmission.

d) access to telematic communications services and services of intrazone, intercity and international telephone communication, and also data transmission services, except for data transmission services for the purpose of voice transmission;

e) access to information and inquiry system;

f) free calls to emergency services around the clock and sending short text messages by dialing a single emergency services number, as well as the possibility of free calls to emergency services around the clock by dialing appropriate emergency services numbers established in accordance with the Russian system and dialing plan;

g) transmission of warning signals and emergency information on dangers arising from the threat of or occurrence of emergency natural and man-made situations, as well as in the case of military operations or as a result of these actions, on the rules of behavior of the population and the need for protection measures.

134773

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5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting intrazonal telephone network of the Licensee to the public telecommunications network, connecting other communication networks to intrazonal telephone network of the Licensee, accounting and transit of traffic in intrazonal telephone network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

8. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

9. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

10. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to local telephone communication services, excluding local telephone communication services using coin-box telephones and public access services and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 100908 of 31.08.2012 and No. 110704 of 01.04.2013.

2

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
05 SEPT 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

138652